Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Boston Properties, Inc. on Forms S-3 (File Numbers 333-101255, 333-92402, 333-36142, 333-39114, 333-40618, 333-51024, 333-58694, 333-60219, 333-61799, 333-64902, 333-68379, 333-69375, 333-70765, 333-80513, 333-81355, 333-82498, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-86585, and 333-91425) and on Forms S-8 (File Numbers 333-52845, 333-54550, 333-70321, and 333-81824) of our report dated February 12, 2004, except for Notes 22 and 25 as to which the date is May 28, 2004, relating to the financial statements, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 7, 2004